EXHIBIT 10.24

                            THE SERVICEMASTER COMPANY

                             STOCK OPTION AGREEMENT

                              ______________, 2004

                  The ServiceMaster Company (the "Company") hereby grants to the Optionee as of the Grant Date, pursuant to the provisions of the Plan, the Option to purchase the number of Option Shares specified in the Term Sheet at the Exercise Price per share upon and subject to the terms and conditions set forth below and in the Term Sheet. References to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. Capitalized terms not defined herein shall have the meanings specified in the Term Sheet or the Plan.

                  1. Option Subject to Acceptance of Agreement. The Option shall
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         be null and void unless the Optionee shall accept this Agreement by executing one copy of the related Term Sheet and returning an original execution copy to the Company.

                  2. Time and Manner of Exercise of Option.
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                  2.1.     Maximum Term of Option.  In no event may the Option
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        be exercised,  in whole or in part, after the Expiration Date.

                  2.2. Exercise of Option. (a) Except as otherwise provided by
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         this Section 2.2(b) and by Section 5.8 of the Plan, the Option shall become exercisable in accordance with the Exercise Schedule set forth in the Term Sheet.

                  (b) If the Optionee's employment with the Company terminates by reason of Disability or death, the Option shall be immediately exercisable with respect to all of the Option Shares on the effective date of the Optionee's termination of employment or date of death and may thereafter be exercised by the Optionee or the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earliest to occur of (i) the date which is two years after the effective date of the Optionee's termination of employment or date of death and (ii) the Expiration Date.

                  (c) If the Optionee's employment with the Company terminates after a minimum of fifteen years of employment (fifteen years need not be consecutive) with the Company or a combined age and years of service totaling 65 ("Retirement"), the Option shall continue in accordance with its terms and, to the extent the Option shall be or become exercisable with respect to the Option Shares, may thereafter be exercised by the Optionee or the Optionee's Legal Representative until the Expiration Date.

                  (d) If the Optionee's employment with the Company terminates for any reason other than Disability, death or Retirement, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is six months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date; provided that



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         if the Optionee's employment is terminated for Gross Misconduct, the
         Option shall terminate automatically on the effective date of the Optionee's termination of employment. Gross Misconduct means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company or any Subsidiary, or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Company or any Subsidiary in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of the Optionee or any other individual in the employment of the Company or any Subsidiary.

                  (e) If the Optionee dies during the post-employment exercise period pursuant to Section 2.2(b) following termination of employment by reason of Disability, the Option shall be exercisable only to the extent it is exercisable on the date of death, and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the earlier to occur of (i) two years after the effective date of the Optionee's termination of employment and (ii) the Expiration Date.

                  (f) If the Optionee dies following termination of employment by reason of Retirement and prior to the Expiration Date, the Option shall be exercisable only to the extent it is exercisable on the date of death, and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the earliest to occur of (i) two years after the date of death and (ii) the Expiration Date.

                  (g) If the Optionee dies during post-employment exercise period determined pursuant to Section 2.2(d) following termination of employment for any reason other than Disability, Retirement or Gross Misconduct, the Option shall be exercisable only to the extent it is exercisable on the date of death, the Option may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the earliest to occur of (i) six months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date.

                  2.3. Method of Exercise. Subject to the limitations set forth
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         in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock (which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) except as shall be prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i) and (ii), and (2) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No book-entry record or certificate


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         representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

                  2.4. Termination of Option and Forfeiture of Option Gain. (a)
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         Notwithstanding the Term Sheet or any provision of this Agreement, if at any time prior to the date that is one year after the date of exercise of all or any portion of the Option, the Optionee:

                  (1) directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in North America or any other geographic area in which the Company is then conducting business, owns, manages, operates, controls, participates in, performs services for, or otherwise carries on, a business similar to or competitive with the business conducted by the Company or any Subsidiary; or

                  (2) directly or indirectly attempts to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or

                  (3) directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company, including but not limited to (i) violations of Company policies (ii) disclosure or misuse of any confidential information or trade secrets of the Company or a Subsidiary (iii) participation in any activity not approved by the Committee which could reasonably be foreseen as contributing to or resulting in a Change in Control of the Company and
         (iv) conduct related to employment for which either criminal or civil penalties may be sought;

then the Option shall terminate automatically on the date the Optionee engages in such activity and the Optionee shall pay the Company, within five business days of receipt by the Optionee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Stock purchased pursuant to each exercise of the Option within the one-year period described above (without reduction for any shares of Stock delivered by the Optionee or withheld by the Company pursuant to Section 2.3 or Section 3.2) by the difference between (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) the Exercise Price per share of Stock.

                  (b) The Optionee may be released from the Optionee's obligations under Section 2.4(a) only if and to the extent the Committee determines in its sole discretion that such a release is in the best interests of the Company.

                  (c) The Optionee agrees that by executing this Agreement the Optionee authorizes the Company and its Subsidiaries to deduct any amount or amounts owed by the Optionee pursuant to Section 2.4(a) from any amounts payable by the Company or any Subsidiary to the Optionee, including, without limitation, any amount payable to the Optionee as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy and the Company's or a Subsidiary's election not to exercise this right of setoff with respect to any



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amount payable to the Optionee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Optionee or any other remedy.

                  3. Additional Terms and Conditions of Option.
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                  3.1. Nontransferability of Option. The Option may not be
                       ----------------------------
transferred by the Optionee other than (i) by will or the laws of descent and distribution or (ii) pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

                  3.2. Withholding Taxes. (a) As a condition precedent to the
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delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

                  (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.2(a), (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Stock (which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, except as prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 or (5) any combination of (1), (2) and (3). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Any fraction of a share of Stock which would be required to satisfy such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No registration in book-entry form of a share of Stock shall be made and no certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

                  3.3. Adjustment. In the event of any stock split, stock
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dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares,

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liquidation, spin-off or other similar change in
capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate Exercise Price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

                  3.4. Compliance with Applicable Law. The Option is subject to
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the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                  3.5. Delivery of Certificates. Upon the exercise of the
                       ------------------------
Option, in whole or in part, the Company shall provide for the registration in book-entry form in the Optionee's name the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.

                  3.6. Option Confers No Rights as Shareholder. The Optionee
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shall not be entitled to any privileges of ownership with respect to shares of
Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a shareholder of record with respect to such delivered shares; and the Optionee shall not be considered a shareholder of the Company with respect to any such shares not so purchased and delivered.

                  3.7. Option Confers No Rights to Continued Employment. In no
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event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by or service with the Company or any affiliate of the Company.

                  3.8. Decisions of Board or a Committee of the Board. The Board
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or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

                  3.9. Company to Reserve Shares. The Company shall at all times
                       -------------------------
prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.


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                  3.10. Agreement Subject to the Plan. This Agreement is subject
                        -----------------------------
to the provisions of the Plan, and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

                  4. Miscellaneous Provisions.
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                  4.1. Designation as Nonqualified Stock Option. The Option is
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hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Code; this Agreement shall be interpreted and treated consistently with such designation.

                 4.2. Meaning of Certain Terms. (a) As used herein, the term
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"Disability" shall mean Optionee's absence from Optionee's duties with the
Company or its affiliated companies on a full-time basis for at least 180 consecutive days as a result of Optionee's incapacity due to physical or mental illness.

                  (b) As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

                  (c) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, guardian or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 5.6 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures approved by the Company.

                  4.3. Modification, Waiver and Invalidity. The parties may
                       -----------------------------------
modify this Agreement only by written instrument signed by each of the parties hereto. Failure by either party to enforce a provision of this Agreement shall not constitute a waiver of that or any provision of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  4.4. Successors. This Agreement shall be binding upon and
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inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

                  4.5. Notices. All notices, requests or other communications
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provided for in this Agreement shall be made, if to the Company, to the
Corporate Secretary at The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, IL 60515, and if to the Optionee, to the address of the Optionee contained in the Company's records. All notices, requests or other communications provided for in this Agreement shall be made in writing either
(a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto, (d) by express courier service or (e) electronic mail delivery system. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile




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transmission, upon receipt by the party entitled thereto if by United States mail, express courier service or return receipt of electronic mail delivery system; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                  4.6. Governing Law. This Agreement, the Option and all
                       --------------
determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of law.



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